                                                                   EXHIBIT 21.01

SYMANTEC CORPORATION
SUBSIDIARIES OF SYMANTEC

Name of Subsidiary                                      State or Country of Incorporation
------------------                                      ---------------------------------
AntiVirus Update (AVU) GmbH                             Germany
Delrina Corporation (Canada)                            Canada
Delrina (Canada) Corporation                            Canada
Delrina (Delaware) Corporation                          Delaware, USA
Delrina (Germany) GmbH                                  Germany
Delrina (UK) Corporation Limited                        United Kingdom
Delrina (US) Corporation                                California, USA
Delrina (Wyoming) Limited Liability Company             Wyoming, USA
Delrina International Corporation (Barbados)            Barbados
Fifth Generation Systems GmbH                           Germany
Gocorp Sdn. Bhd.                                        Malaysia
1087013 Ontario Limited                                 Canada
Sym (UK) Holding, Ltd.                                  United Kingdom
Symantec (Deutschland) GmbH                             Germany
Symantec (Japan) KK                                     Japan
Symantec (UK) Ltd. ("Symantec UK")                      United Kingdom
Symantec Australia Pty.  Ltd.                           Australia
Symantec do Brasil Ltda.                                Brazil
Symantec EURL (France)                                  France
Symantec Financing B.V.  (Netherlands)                  Netherlands
Symantec Foreign Holding, Inc.                          Delaware, USA
Symantec Foreign Sales Corporation (Barbados)           Barbados
Symantec Hong Kong Ltd.                                 Hong Kong
Symantec Korea Ltd.                                     Korea
Symantec Limited (Ireland)                              Ireland
Symantec Nordic A.B.                                    Sweden
Symantec S.A. (Pty) Ltd.                                South Africa
Symantec (Singapore) PTE Ltd.                           Singapore
Symantec SRL (Italy)                                    Italy
Zortech (UK) Ltd.                                       United Kingdom
Zortech Limited ("Zortech")                             United Kingdom